Exhibit 10.27

                   Land-Use Right and Building Lease Agreement

This agreement is entered into on this twenty-second day of February, 2005 in Tai'an City, Shangdong Province, China by and between the following two parties:

Party A: Shandong Haize Nanomaterials Co., Ltd.
Registered Address: Youth Development Zone, Tai'an City

Party B: Shangdong Shengda Technology Co., Ltd.
Registered Address: North Tip of the Economy & Trade Corridor, Xintai City

WHEREAS:

In accordance with relevant stipulations of real estate laws and regulations of China, the two parties, after friendly negotiation, hereby conclude the following agreement with regard to matters concerning to Party B's leasing land-use right and building to Party A:

                         Article 1 Area and Use of Lease

1. Party B agrees to lease its land-use right of the following land (" the Land ") to Party A; Party A agrees to rent the Land and to pay the corresponding consideration pursuant to relevant provisions of this Agreement. Party B has obtained the land-use right as of February 22, 2002 with a 50-year tenure of use. Party A agrees to abide by the stipulations in the State Land Use Right Granting Contract entered into by and between Party B and relevant land administrative authority in Tai'an City.

      Location of the Land: Daiyue Economic Development Zone
      Land Area: [60,000] sq.m. [Note: If the actual leasing area is smaller than the area described in the following land-use right certificate, please describe the leased land in detail]
      Land-use Right Certificate No.: Dai Yue Guo Yong (2002) Zi No. 016
      Use of the Land: For Industrial Purpose

2. Party B agrees to lease the following building of its ("the Building") to Party A; Party A agrees to rent the Building and pay corresponding consideration pursuant to relevant provisions of this Agreement.

      Location of the Building: Daiyue Economy Development Zone of Tai'an City

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      Building Area of the Leased Building:  [11,593.70] sq.m. in total.  [Note:
      If the actual leasing area is smaller than the area described in the following building ownership certificate, please describe the leased land in detail.]
      Building Ownership Certificate No.: Tai Fang Quan Zheng Zi No.106207 - 106208
      Structure of the Building: [Steel and Steel Concrete]
      Use of the Building: [Non-residential] [Note: Please be in accordance with the use of the Building listed in the above-mentioned Building Ownership Certificate]

3. The production and operation activities carried out by Party A within the boundaries of the leased land and building shall be confined to the registered use set forth in the Land-Use Right Certificate as well as the Building Ownership Certificate. Should the use need to be changed, the consent shall be required from the lessor before any revision is done to this Agreement, in addition to the approval of relevant authorities of land and housing administration.

                             Article 2 Leasing Term

1. Unless both parties decide or one party decides to terminate this Agreement pursuant to other provisions of this Agreement, the leasing term of land-use right and the building shall both be three (3) years, commencing from December 15, 2004 and ending on December 14, 2007. Both parties irrevocably agree that, after the expiration date of the leasing term, Party B has the right to choose to extend the leasing term for 3 more years, within which the rental shall be determined by the two parties according to the Real Estate Rent Evaluation Report provided by an independent certified public accountants' firm entrusted by the two parties. However, the rental during the extended leasing term shall be maximumly 5% higher than that during the previous 3-year leasing term.

2. When the leasing term extended pursuant to the previous provision expires, Party B has the right to extend the leasing term yet again (the rental shall be determined according to the method stipulated in the previous provision). The same shall be applied indefinitely and the lease shall not be subject to a fixed number of years.

3. Be that as it may otherwise stipulated, the two parties irrevocably agree that Party B has the right to terminate this Agreement at any time; however, Party B should notify Party A in writing with a three-month advanced notice.

4.    Party A  irrevocably  grants  party B the right to decide to purchase  the

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      leased  equipment  on its own  during the term of this  Agreement.  In the determination of the price of the leased equipment, the two parties shall jointly entrust an independent certified public accountants' firm to evaluate the market value of the leased equipment and the result of the evaluation shall be the price of the leased equipment.

5. After the execution of this Agreement, Party A shall record this lease with relevant authorities of land and housing administration.

6. Party B can terminate this Agreement immediately in the event of any of the following:

      1) Without getting consent from Party B, Party A subleases or transfer the land use right or building to others (with the exception of subleasing or transferring to the subsidiaries or affiliate companies of Party A);

      2) Party A fails to use the land or building in the manner agreed to by the two parties, or use the Land to engage in illegal activities to the detriment of the interests of Party B or public interests.

      In the occurrence of any of the abovementioned cases, if Party B decides to terminate the agreement, it shall give Party A a reasonable period of time to handle moving or other matters.

                      Article 3 Rental and Mode of Payment

1. Party A shall pay Party B rental. The monthly rental is RMB 108,700 yuan. Party B shall be responsible for paying all the land holding taxes and real estate use taxes associated with the land use right and building ownership of the Land.

2. If the two parties agree after negotiation, the abovementioned rental can be appropriately adjusted.

           Article 4 Maintenance of the Building During the Lease Term

      The maintenance of the Building during the lease term is one of Party A's obligations and the related costs shall be paid by Party A. Except as otherwise provided in this Agreement, if Party A has to do necessary decoration or construction to the Building, and should the main structure of the Building be altered, Party A should solicit Party B's opinion, and the decoration or construction can only be started after a written agreement has been reached. Unless Party B has good reasons, Party B shall not reject or delay Party A's request of altering the main structure of the building. If any renovation, modification and addition to the Building do not change the main structure of the Building, Party A has the right to do it without notifying Party B and there is no need to get Party B's consent.

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                         Article 5 Change of the Lessor

1. During the lease term, unless a written consent is obtained from Party A, Party B must not transfer its land-use right of the Land or the ownership of the Building to any third party.

2. If Party B desires to transfer the land-use right of the Land or the ownership of the Building, it needs only to transfer it to Party B. However, if Party A agrees in a separate written form, Party B can transfer the land-use right of the Land or the ownership of the Building to a third party.

3. If Party B needs to pledge or mortgage the real estate, there is no need to get a written consent from Party A in advance.

           Article 6 Representations and Warranties of the Two Parties

1. Party B hereby represents and warrants to Party A as follows: the two parties are companies duly organized, registered and validly existing under the law of the People's Republic of China and have the full powers and authorizations (including the powers and authorizations given by law, the powers and authorizations given by internal regulations of the company and other powers and authorizations):

      1) Party B is the sole legal owner of the land-use right of the Land and the ownership of the Building and has the power to lease the Land and the Building pursuant to the stipulations in this Agreement to Party A with compensation on its own;
      2)    Party B shall establish and perform this Agreement.

2. If Party A fails to abide by the above warranties, Party A has the right to terminate this Agreement at any time and has the right to demand Party B compensate it for all the economic losses arising from this.

3. Party A confirms with Party B that, the Land-Use Right and Building Lease Agreement entered into by and between Party A and Party B dated on the first day of December 2004 has not been practically performed and has been void from the very beginning and it will have no legal effect or practical effect from the very beginning.

                            Article 7 Force Majeure

Should either of the parties to this Agreement be prevented from  performing the

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Agreement by Force  majeure,  the  prevented  party shall notify the other party without any delay, and within 15 days thereafter provide detailed information of the events and a valid document for evidence issued by the relevant public notary organization explaining the reason of its inability to execute or delay the execution of all or part of the Agreement. Both parties shall, through consultations, decide whether to terminate the contract or to exempt part of the obligations for implementation of the contract or whether to delay the performance of the contract to by weighing the effects of the events on the performance of the contract.

                   Article 8 Liability for Breach of Agreement

Any failure of either party to perform any of the obligations hereunder shall be deemed as breaching this Agreement. The party in breach shall, within five days after receiving a notice from the other party explaining the circumstances of the breach, get the breach cured. If the breach fails to be cured within five days, the party in breach shall be responsible for compensating the other party for all the direct or foreseeable losses.

               Article 9 Applicable Law and Settlement of Disputes

1. The formation, validity, interpretation, execution and settlement of disputes in respect of this Agreement shall be governed by the relevant laws of the PRC.

2. Any disputes arising from the performance of, or in connection with this Agreement shall be settled through friendly negotiation between both parties hereto. In case no settlement to disputes can be reached through friendly negotiation, the disputes shall be submitted to the competent People's Court with jurisdiction by any party.

                       Article 10 Effectiveness and Others

1. This Agreement shall become effective upon the signature and seal of the two parties' legal representatives or authorized representatives.

2. The supplemental documents entered into pursuant to the stipulations of this Agreement shall form effective parts of this Agreement. This Agreement can be modified, amended or supplemented upon mutual consent of the two parties. All modifications, amendments or supplementations shall

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      become  effective after being signed by the two parties in a written form, and become inseparable parts of this Agreement.

3. There are three original copies of this Agreement, each party shall hold one copy, and the third copy shall be filed with the relevant real estate administrative department for records.


IN WITNESS WHEREOF, the undersigned have hereunto set their hands to this Agreement as of the day and year first above written.



Party A: Shandong Haize Nanomaterials Co., Ltd.

Authorized Representative: /s/ Jia Hongping
                          -------------------------------------


Party B: Shangdong Shengda Technology Co., Ltd

Authorized Representative: /s/ Chen Xiangzhi
                          -------------------------------------